Exhibit 1.1

Execution Version

2,419,932 Shares

ABIOMED, INC.

COMMON STOCK (PAR VALUE $0.01 PER SHARE)

UNDERWRITING AGREEMENT

August 18, 2008

August 18, 2008

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

ABIOMED, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the “Underwriter”), the number of shares of its common stock (par value $0.01 per share) (the “Common Stock”) set forth in Schedule I hereto (the “Shares”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including certain of the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 17, 2006 in the form first made available to the Underwriter by the Company and used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first made available to the Underwriter by the Company and used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus made available to the Underwriter by the Company. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement filed or to be filed by the Company to register certain of the Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Basic Prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available with the prior written consent of the Company without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and

“Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and the Registration Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, as amended or supplemented, if applicable, as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act and that was prepared by or (at the Company’s direction) on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each as furnished to you by the Company before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or one of its subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, other than unvested shares of restricted stock issued to directors, officers and employees that are subject to forfeiture or repurchase by the Company.

(i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) Except as disclosed in the questionnaires delivered by the Company to the Underwriter or its counsel, to the Company’s knowledge, none of the Company’s officers or directors are affiliated with any member firm of the Financial Industry Regulatory Authority (“FINRA”).

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various jurisdictions in connection with the offer and sale of the Shares and except such as may be required under the bylaws, rules and regulations of FINRA in connection with the purchase and distribution of the Shares by the Underwriter.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained,

administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(p) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) Except as disclosed in the Time of Sale Prospectus and except for the Registration Rights and Stock Restriction Agreement dated as of May 10, 2005 among the Company, Accelerated Technologies, Inc. and the shareholders of Impella CardioSystems AG, as amended (the “Registration Rights Agreement”), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(u) The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(v) Except as disclosed in the Time of Sale Prospectus, the Company owns, possesses rights to use, or can acquire on reasonable terms rights to use all Intellectual Property (as defined below) (other than patents) or, to the knowledge of the Company, any patents, necessary for the conduct of the business of the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as now conducted or now proposed to be conducted, and (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property that has had a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property; (iii) the Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and except as described in the Time of Sale Prospectus and except as disclosed to the Underwriter, the Company has not received any written notice of such claim that has not been resolved and the Company is unaware of any other facts which would form a reasonable basis for any other such claim; and (v) to the Company’s knowledge, no current employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The term “Intellectual Property” as used herein means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, know-how and other intellectual property.

(w) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company has not received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(y) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except such certificates, authorizations and permits the absence of which, singly or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants and other than as described in the Company’s current report on Form 8-K dated June 30, 2008 and filed on July 2, 2008.

(bb) Except as described in the Time of Sale Prospectus and except as has not had and would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company: (A) is and at all times has been in material compliance with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws necessary for the conduct of the Company’s business as described in the Time of Sale Prospectus (“Authorizations”); (C) possesses all Authorizations and such Authorizations are valid and in full force and effect, and the Company is not in violation of any term of any such Authorizations; (D) has not received notice of any actual or potential claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations; (F) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct, in all material respects, on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(cc) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are being conducted in material accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); and the Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, except as has not had and would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) The Company (A) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance in all material respects with all terms and conditions of such permits, licenses or approvals. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Shares at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, at the request of the Underwriter, the Company agrees to sell to the Underwriter additional Shares pursuant to a Rule 462 Registration Statement, and the Underwriter shall have the right to purchase up to the number of Shares under such Rule 462 Registration Statement as set forth in Schedule I hereto at the Purchase Price, subject in each case to the filing of the Rule 462(b) Registration Statement. The Underwriter may exercise this right on one occasion only by giving notice to the Company on the date hereof. Such notice shall specify the number of Shares to be purchased by the Underwriter.

3. Public Offering. The Company is advised by you that the Underwriter proposes to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the tenth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (excluding any amendments or supplements thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) (i) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(ii) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by the general counsel of the Company, to the effect that he does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

The officers signing and delivering such certificates may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriter shall have received on the Closing Date an opinion of Foley Hoag LLP, counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts;

(ii) Each of ABIOMED R&D, Inc. and ABD Holding Company, Inc. is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in the respective jurisdictions specified in such opinion;

(iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights set forth in the Delaware General Corporation Law, the Company’s certificate of incorporation or the Company’s by-laws;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is filed as an exhibit to any annual, quarterly or current report of the Company incorporated by reference in the Prospectus, or, to such counsel’s knowledge, any judgment, order or decree known to such counsel of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as (A) have been obtained under the Securities Act, (B) may be required by the securities or Blue Sky laws of the various jurisdictions in connection with the offer and sale of the Shares or (C) may be required under the bylaws, rules and regulations of FINRA;

(vii) the statements included in (A) the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock”, (B) the Registration Statement in Item 15 and (C) the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2008 under the captions “Business — Third Party Reimbursement”, “Risk Factors — We depend on third-party reimbursement to our customers for market acceptance of our products. If third-party payers fail to provide appropriate levels of reimbursement for purchase and use of our products, our sales and profitability would be adversely affected” and “Risk Factors — Changes in health care reimbursement systems in the U.S. and abroad could reduce our revenues and profitability”, insofar as such statements constitute a summary of matters of law or documents referred to therein, in each case fairly summarize in all material respects such matters and documents;

(viii) such counsel is not representing the Company or any of its subsidiaries in any litigation that is pending or overtly threatened in writing against the Company or any of its subsidiaries and that is required to be described in the Registration Statement or the Prospectus that is not described, and such counsel does not know of any contracts or other agreements that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(ix) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(x) (A) (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements, the notes thereto, the financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements, the notes thereto, the financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement, when it became effective, (except for the financial statements, the notes thereto, the financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement (except for the financial statements, the notes thereto, the financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any belief) on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) the Time of Sale Prospectus (except for the financial statements, the notes thereto, the financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (4) the Prospectus (except for the financial statements, the notes thereto, the financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any belief) as amended or supplemented, if applicable, as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Underwriter shall have received on the Closing Date an opinion of Lowrie, Lando & Anastasi, LLP, special counsel for the Company with respect to the Intellectual Property, in form and substance satisfactory to Latham & Watkins LLP, counsel for the Underwriter, dated the Closing Date, as to the matters set forth on Exhibit A.

(e) The Underwriter shall have received on the Closing Date an opinion of Hyman, Phelps & McNamara, P.C., special counsel to the Company with respect to the U.S. Food and Drug Administration, in form and substance satisfactory to Latham & Watkins LLP, counsel for the Underwriter, dated the Closing Date, as to the matters set forth on Exhibit B.

(f) The Underwriter shall have received on the Closing Date an opinion of Freshfields Bruckhaus Deringer, German counsel for the Company, in form and substance satisfactory to Latham & Watkins LLP, counsel for the Underwriter, dated the Closing Date, as to the matters set forth on Exhibit C.

(g) The Underwriter shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriter, dated the Closing Date, with respect to such matters as the Underwriter may reasonably request.

(h) The Underwriter shall have received on the Closing Date a letter from Foley Hoag LLP, outside counsel to the Company, in respect of the docket searches identified in such letter.

With respect to Section 5(c)(x) above, Foley Hoag LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Foley Hoag LLP, Lowrie, Lando & Anastasi, LLP, Hyman, Phelps & McNamara, P.C. and Freshfields Bruckhaus Deringer described in Sections 5(c), (d), (e) and (f) above shall be rendered to the Underwriter at the request of the Company, and shall so state therein.

(i) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter and to the respective independent registered public accounting firms, from each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP, independent registered public accounting firms, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

6. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to the Underwriter during the period mentioned in Sections 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you promptly and reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or (at the Company’s direction) on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction in which it is not already so qualified.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or (at the Company’s direction) on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal

Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by FINRA, if any, (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses incurred with the prior approval of the Company associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered with the prior approval of the Company in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriter, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k) To prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Underwriter, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(l) At the request of the Underwriter, to prepare and file on the date hereof a Rule 462 Registration Statement for a number of Shares specified by the Underwriter, but not to exceed 385,856 Shares.

The Company also covenants with the Underwriter that, without the prior written consent of the Underwriter, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than on Form S-8 or pursuant to the terms of the Registration Rights Agreement). The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) the grant of options or the issuance of shares of Common Stock by the Company pursuant to equity incentive plans of the Company outstanding on the date hereof, including without limitation the Company’s employee stock purchase plan or (d) the issuance by the Company of shares of Common Stock pursuant to the terms of the Share Purchase Agreement dated as of April 26, 2005 among the Company, Impella CardioSystems AG, Accelerated Technologies, Inc. and the shareholders of Impella CardioSystems AG. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Underwriter of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

7. Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter. The Underwriter shall not use any free writing prospectus (other than the final term sheet referred to in Section 6(k)) without the prior written consent of the Company. The Underwriter also covenants with the Company to comply with the FINRA regulations with respect to the maximum commission or discount to be received by the Underwriter for the sale of the Shares. You are advised that no confirmations of the sale of any of the Shares have been or will be sent or given prior to the filing of the Rule 462(b) Registration Statement.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, and any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (other than as a result of any violation of Section 7 hereof by the Underwriter), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph (which request shall be accompanied by reasonable and customary documentation of such fees and expenses), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for the amount of such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company, and the relative benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriter from the offering of the Shares. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriter has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

ABIOMED, INC.

By:	/s/ Michael R. Minogue
Name:	Michael R. Minogue
Title:	Chairman, President and Chief Executive Officer

[Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

By:	/s/ Jon Hammack
Name:	Jon Hammack
Title:	Vice President

[Underwriting Agreement]

SCHEDULE I

Registration Statement File No.:	333-137746 relating to 2,419,932 Shares and the Registration Statement File No. assigned by the Commission to any Rule 462 Registration Statement filed by the Company at the request of the Underwriter

Time of Sale Prospectus	1. Prospectus dated October 17, 2006 relating to the Shelf Securities 2. The free writing prospectus attached as Schedule II to this Agreement

Lock-up Restricted Period:	90 days

Title of Shares to be purchased:	Common Stock (par value $0.01 per share)

Number of Shares:	2,419,932 Shares under Registration Statement File No. 333-137746 and, at the option of the Underwriter, up to an additional 385,856 shares under the Rule 462 Registration Statement

Purchase Price:	$17.3788 a share

Public Offering Price:	Variable

Closing Date and Time:	August 22, 2008 at 10:00 a.m. EDT

Closing Location:	Latham & Watkins LLP 555 Eleventh Street, NW Suite 1000 Washington, District of Columbia 20004

Address for Notices to Underwriter:	Morgan Stanley & Co. Incorporated, 180 Varick Street, 2nd Floor New York, New York 10014 Attention: Prospectus Department

[Schedule I-1]

Address for Notices to the Company:	Abiomed, Inc. 22 Cherry Hill Drive Danvers, MA 01923 Attn: Chief Executive Officer With a copy to: Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Attn: Peter M. Rosenblum, Esq.

[Schedule I-2]

SCHEDULE II

Issuer Free Writing Prospectus, filed with the SEC on August 18, 2008

[Schedule II]

EXHIBIT A

FORM OF INTELLECTUAL PROPERTY OPINION

1.	We are furnishing this opinion letter pursuant to Section 5(d) of the Underwriting Agreement dated as of August 18, 2008 between Morgan Stanley & Co. Incorporated and ABIOMED, Inc., a Delaware corporation (the “Company”), to you, in our capacity as intellectual property counsel to the Company.

2.	We represent the Company in certain matters relating to intellectual property, as requested by the Company from time to time. Without limiting the generality of the foregoing, the scope of our representation of the Company has included prosecuting certain patent and trademark applications, conducting due diligence with respect to certain intellectual property matters in connection with potential mergers and acquisitions, conducting clearance searches with respect to certain products, and rendering intellectual property opinions. Although we have made inquiries with respect to the matters set forth herein and relied upon representations of certain officers of the Company, we have not, except as specifically noted, made any independent review or investigation of facts relating to the Company in connection with the preparation of this opinion. Without limiting the generality of the foregoing, except as specifically noted above, we have not made any independent review or investigation in connection with this opinion of any court or agency docket or other papers or of any judgment, decree or order of any court or other governmental agency or body. In basing the opinions and other matters set forth herein on “our knowledge,” the words “to our knowledge” signify that, in the course of our representation of the Company as aforesaid, no information has come to our attention that has given us actual knowledge or actual notice that any such opinions or other matters are not accurate. Except as stated herein, the words “to our knowledge” and similar language used in certain of the opinions expressed below are limited to the knowledge of the lawyers within our firm who have given substantive attention to matters involving the Company.

3.	We have reviewed sections of the Company’s Form 10-K for the fiscal year ended March 31, 2008 (specifically, Part I, Item 1. Business—Intellectual Property) and Form 10-Q for the fiscal quarter ended June 30, 2008 (specifically, Part II, Item 1A. Risk Factors — We own patents, trademarks, trade secrets, copyrights and other intellectual property and know-how that we believe gives us a competitive advantage. If we cannot protect our intellectual property and develop or otherwise acquire additional intellectual property, competition could force us to lower our prices, which could hurt our profitability), provided to us that concern the Company’s Intellectual Property (collectively, the “Intellectual Property Disclosures”). We are generally aware that other firms handle certain intellectual property matters for the Company, and we make no representation and offer no opinion with respect to any matter that has not been or is not currently being handled by this firm and that has not come to our attention in the course of our representation of the Company with respect to matters that this firm has handled or is currently handling.

[Exhibit A]

4.	There is nothing that has come to our attention that has caused us to believe that, with respect to any information regarding intellectual property matters, any part of the Intellectual Property Disclosures, when such became effective, (except for the financial statements and financial schedules and other financial data included therein as to which counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.	To our knowledge and except with respect to legal proceedings disclosed in the Intellectual Property Disclosures, and except for a 2002 letter from Medos Medinzintachnik AG to Impella Cardiotechnik AG (the “Medos Letter”), the Company has received no notice of any claim that it is infringing or otherwise violating any patent, trade secret, trademark, copyright or other proprietary information or know-how of any person.

6.	We have not analyzed from the perspective of potential infringement all patents that have come to our attention in the course of our representation of the Company and, except as expressly stated in this paragraph, we give no assurance that there is no patent that has come to our attention that could support charges by a third party of patent infringement by the Company. Subject to the foregoing, there is no patent that has been brought to our attention by the Company, or that has otherwise come to our attention, as to which (a) we have concluded that such patent includes valid claims that are infringed by the Company; or (b) we have advised the Company that further analysis from the perspective of potential infringement was warranted, which further analysis the Company has directed us not to undertake or has not yet been completed.

7.	To our knowledge, except for proceedings disclosed in the Intellectual Property Disclosures and patent and trademark applications pending at the United States Patent and Trademark Office (“PTO”) and certain foreign patent offices, there are no legal or governmental proceedings pending relating to any Intellectual Property rights of the Company. To our knowledge, except for the proceedings mentioned in the first sentence of this Section 4, and except for the allegation made in the Medos Letter, no such proceedings have been threatened by governmental authorities or others.

8.

Nothing has come to our attention which has caused us to believe that (a) any patent application referred to in the Intellectual Property Disclosures and prosecuted by this firm (each a “Patent Application”) contains any material defect of form or was not properly filed in accordance with applicable legal and procedural requirements; (b) the issued patents referred to in the Intellectual Property Disclosures which were prosecuted by this firm (if any) (the “Issued Patents”) include invalid claims; (c) any relevant noncumulative prior art that is material to the examination by the PTO of any Patent Application or Issued Patent, of which we became aware during pendency of the respective Patent Application or prosecution of the respective Issued Patent, was intentionally not disclosed

[Exhibit A]

by the Company to the PTO during such pendency or prosecution; or (d) the Patent Applications are not being diligently prosecuted, or that any of them has been abandoned (without a corresponding continuation or continuation-in-part), or finally rejected in a manner in which we would not recommend an appeal or continued prosecution of the finally rejected application.

9.	This letter is furnished to you pursuant to the Underwriting Agreement solely for the benefit of the Underwriter and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

[Exhibit A]

EXHIBIT B

FORM OF FDA OPINION

1.	Insofar as the statements in the Designated Regulatory Provisions purport to describe or summarize applicable provisions of the FDA Laws and Health Care Laws, such statements are accurate and complete in all material respects, subject to any qualifications set forth therein; and

2.	Nothing has come to our attention which causes us to believe that (a) the Designated Regulatory Provisions in the Registration Statements or any amendments thereof, at the time they became effective; (b) the Designated Regulatory Provisions in the Time of Sale Prospectus as of August 18, 2008; or (c) the Designated Regulatory Provisions in the Prospectus as of the date of the Prospectus Supplement or as of the date of this opinion, in each of the foregoing (a), (b) and (c), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

[Exhibit B]

Designated Regulatory Provisions

The respective information in the 2007 Annual Report and August 18, 2008 8-K incorporated by reference into the Registration Statements and Prospectus Supplement under the following captions set forth below (collectively referred to herein as the “Designated Regulatory Provisions”):

2007 Annual Report

“Business – Government Regulation.”

“Risk Factors – Risks Related to Our Business – If we fail to obtain and maintain necessary governmental approvals for our products and indications, we may be unable to market and sell our products in certain jurisdictions.”

“Risk Factors – Risks Related to Our Business – Our current and planned clinical trials may not begin on time, or at all, and may not be completed on schedule, or at all.”

“Risk Factors – Risks Related to Our Business – Our products are subject to extensive regulatory requirements, including continuing regulatory review, which could affect the manufacturing and marketing of our products.”

“Risk Factors – Risks Related to Our Business – Even after receiving regulatory clearance or approval, our products may be subject to product recalls, which may harm our reputation and divert our managerial and financial resources.”

“Risk Factors – Risks Related to Our Business – We must comply with healthcare ‘fraud and abuse’ laws, and we could face substantial penalties for non-compliance and be excluded from government healthcare programs, which would adversely affect our business, financial condition and results of operations.”

“Risk Factors – Risks Related to Our Business – Off-label use of our products may result in injuries that lead to product liability suits, which could be costly to our business.”

“Risk Factors – Risks Related to Our Business – If the FDA or another regulatory agency determines that we have promoted off-label use of our products, we may be subject to various penalties, including civil or criminal penalties.”

August 18, 2008 8-K

The information set forth in Item 8.01 Other Events.

EXHIBIT C

FORM OF GERMAN OPINION

1.	Abiomed Europe GmbH is a limited liability company (Gesellschaft mit beschränkter Haftung) duly incorporated, established and validly existing under the laws of Germany, registered in the commercial register of the local court Aachen (Amtsgericht Aachen) under registration number HRB 13059, and has the corporate power to operate its business as such business is described in the Prospectus dated 18 October 2006.

2.	The share capital (Stammkapital) of Abiomed Europe GmbH as registered in the said commercial register amounts to EUR 1,292,150.00. The Company’s share capital is represented by one quota (Geschäftsanteil) in the amount of EUR 1,292,150.00 (the Share), which is held by ABIOMED R & D, Inc., Cherry Hill Drive, Danvers, MA 01923, Massachusetts, U.S.A. The Share has been validly created and is not subject to any transfer restrictions other than pursuant to the Company’s Articles of Association or applicable provisions of German law.

[Exhibit C]

EXHIBIT D

FORM OF LOCK-UP LETTER

                    , 2008

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ABIOMED, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter, of shares (the “Shares”) of the common stock (par value $0.01 per share) of the Company (the “Common Stock”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and, subject to the terms set forth herein, ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Securities”), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Securities or other securities of the Company acquired in open market transactions after the closing, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of the Securities or other securities of the Company acquired in such open market transactions, (b) transfers of the Securities as a bona fide gift, or (c) distributions of the Securities to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing

[Exhibit D]

sentence. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of the Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of the Securities except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of Lock-Up Period unless the undersigned first receives written confirmation (including via email) from the Company or the Underwriter that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Notwithstanding anything herein to the contrary, if the Company notifies the undersigned that it does not intend to proceed with the Public Offering, if the Underwriting Agreement does not become effective by 11:59 p.m., Boston, Massachusetts time, on September 30, 2008, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the payment for and delivery of the Shares, then this agreement shall be of no further force or effect.

[Exhibit D]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)

[Exhibit D]